UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 23, 2006

                               OMNICOM GROUP INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

           New York                    No. 001-10551         No. 13-1514814
           --------                    -------------         --------------
 (State or other jurisdiction           (Commission           (IRS Employer
       of incorporation)               File Number)        Identification No.)


                437 Madison Avenue
                New York, New York                   10022
                ------------------                   -----
     (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (212) 415-3600

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

      On June 23, 2006, Omnicom Group Inc. (the "Company") and its wholly owned subsidiaries Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance plc (the "Borrowers" and, together with the Company, the "Loan Parties") entered into an Amended and Restated Five Year Credit Agreement (the "Credit Agreement") with the lenders named therein (the "Lenders"), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN AMRO Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A., HSBC USA, N.A., Bank of America, N.A. and Banco Bilbao Vizcaya Argentaria SA, as documentation agents, and Citibank, N.A. as administrative agent (the "Agent") for the Lenders. The Credit Agreement has a maturity date of June 23, 2011. Under the Credit Agreement, the Lenders committed to provide advances and letters of credit in an aggregate amount of up to $2,400,000,000. Interest on the borrowings under the Credit Agreement is payable at a base rate or Eurocurrency rate, in either case plus an applicable margin and fees. Borrowings under the Credit Agreement may be used for general corporate purposes of the Borrowers and their subsidiaries, including as commercial paper liquidity support and to fund acquisitions not prohibited under the Credit Agreement.

      The terms of the Credit Agreement include representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default that are customary for credit facilities of this nature. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults of other indebtedness, the Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, the obligation of each Lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable. Subject to the terms and conditions of the Credit Agreement, the Company may request that the Lenders' commitments under the Credit Agreement be increased, provided that in no event may the aggregate amount of the Lenders' commitments under the Credit Agreement at any time exceed $2,650,000,000.

      The obligations of the Borrowers under the Credit Agreement are guaranteed by the Company.

      The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties' rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit
10.1 and is incorporated herein by reference.


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

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

      The information included above under Item 1.01, Entry into a Material Definitive Agreement, is incorporated herein by reference.


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

Item 9.01  Financial Statements and Exhibits.

      (d) Exhibits.

      The following exhibit is filed as part of this Current Report on Form 8-K:

      10.1 Amended and Restated Five Year Credit Agreement (the "Agreement"), dated as of June 23, 2006, by and among Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc., a Connecticut corporation, Omnicom Finance plc, a corporation organized under the laws of England and Wales, Omnicom Group Inc., a New York corporation, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages of the Agreement, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN AMRO Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A., HSBC Bank USA, N.A., Bank of America, N.A. and Banco Bilbao Vizcaya Argentaria SA, as documentation agents, and Citibank, N.A., as administrative agent for the lenders.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OMNICOM GROUP INC.


Date:  June 29, 2006                   By: /s/ Michael J. O'Brien
                                           -------------------------------------
                                           Name:  Michael J. O'Brien
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


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

                                  EXHIBIT INDEX

Exhibit No.        Exhibit

      10.1 Amended and Restated Five Year Credit Agreement (the "Agreement"), dated as of June 23, 2006, by and among Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc., a Connecticut corporation, Omnicom Finance plc, a corporation organized under the laws of England and Wales, Omnicom Group Inc., a New York corporation, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages of the Agreement, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN AMRO Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A., HSBC Bank USA, N.A., Bank of America, N.A. and Banco Bilbao Vizcaya Argentaria SA, as documentation agents, and Citibank, N.A., as administrative agent for the lenders.


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